SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 5, 2005

Date of Earliest Event Reported: May 3, 2005

NATIONAL MERCANTILE BANCORP

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-15982	95-3819685
(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East , Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 277-2265
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into A Material Definitive Agreement

Severance Agreements

National Mercantile Bancorp (the “Company”) has entered into an Amended and Restated Severance Agreement dated May 3, 2005 with each of David R. Brown, Executive Vice President and Chief Financial Officer, and Robert W. Bartlett, Executive Vice President and Chief Credit Officer.  Each agreement provides that if there is a change of control of the Company, and within one year thereafter the employee’s employment is terminated by the Company without cause or by the employee: (i) he will be paid (a) a lump sum severance payment equal to fifteen months’ salary as in effect at the time of termination or, if greater, immediately prior to the effective date of the change of control and (b) twice the amount of the bonus, if any, paid (or payable) to him for the fiscal year immediately preceding the fiscal year in which his employment terminates; and (ii) he will be reimbursed for COBRA payments for fifteen months.  These agreements may be terminated by 12 months’ written notice to the employee.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Severance Agreement dated May 3, 2005 between National Mercantile Bancorp and David R. Brown
10.2	Amended and Restated Severance Agreement dated May 3, 2005 between National Mercantile Bancorp and Robert W. Bartlett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL MERCANTILE BANCORP

Dated: May 3, 2005	By:	/s/ David R. Brown

David R Brown
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Severance Agreement dated May 3, 2005 between National Mercantile Bancorp and David R. Brown
10.2	Amended and Restated Severance Agreement dated May 3, 2005 between National Mercantile Bancorp and Robert W. Bartlett